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                                                                       Exhibit 5


                        [Letterhead of Sidley & Austin]


                                 April 22, 1999

Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008

          Re:  Whitman Corporation
               $12,000,000 Principal Amount of Debt Securities
               -----------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Whitman Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $12,000,000 aggregate principal amount of the Company's debt securities (the "New Debt Securities"). The New Debt Securities are to be issued under an Indenture (the "Indenture") dated as of January 15, 1993 between the Company and The First National Bank of Chicago, as trustee (the "Trustee").

          We are familiar with the proceedings to date with respect to the proposed issuance and sale of the New Debt Securities and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter.

          Based upon the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. The Company has corporate power and authority to execute and deliver the Indenture and to authorize and sell the New Debt Securities.

          3. Each series of New Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the
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enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement with respect to such series of New Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; (iii) the Company shall have taken appropriate corporate action authorizing the issuance and sale of such series of New Debt Securities as contemplated by the Indenture and the resolutions heretofore adopted by the Board of Directors of the Company; and (iv) such series of New Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

          For the purposes of this opinion letter, we have assumed that there will be no changes in the laws currently applicable to the Company and the validity, legally binding character or enforceability of the New Debt Securities, and that such laws will be the only laws applicable to the Company and the New Debt Securities. We have further assumed that neither the Certificate of Incorporation or By-laws of the Company nor the Indenture will have been materially modified or amended, and all thereof will be in full force and effect.

          This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America. We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the New Debt Securities.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                              Very truly yours,

                              /s/ Sidley & Austin